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                                                               EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of ScanSoft, Inc. of our report dated January 28, 2003 relating to the financial statements and financial statement schedule, which appears in SpeechWorks International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data of SpeechWorks" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
June 30, 2003